Exhibit 99.3

NEWS RELEASE

Gray Television Announces Early Tender Results of Its Cash Tender Offer for Its 5.875% Senior Notes Due 2026

Atlanta, Georgia – June 4, 2024. . . Gray Television, Inc. (“Gray”) (NYSE: GTN) announced today the early tender results of its previously announced offer to purchase for cash (the “Tender Offer”) any and all of its outstanding 5.875% Senior Notes due 2026 (the “Notes”), subject to certain terms and conditions set forth in the Offer to Purchase dated May 20, 2024 (the “Offer to Purchase”).

According to information provided by D.F. King & Co., Inc., the Information Agent and Tender Agent for the Tender Offer, as of 11:59 p.m., New York City time, on June 3, 2024 (such date and time, the “Early Tender Date”), Gray had received valid and not withdrawn tenders from registered holders (each, a “Holder” and collectively, the “Holders”) of $690,032,000 aggregate principal amount outstanding of the Notes. Withdrawal rights expired at 11:59 p.m., New York City Time, on June 3, 2024. Holders of the Notes who validly tendered and did not withdraw their Notes prior to the Early Tender Date will receive the “Total Consideration” for the Notes, which is $1,000.00 per $1,000.00 principal amount of Notes tendered. The Total Consideration includes the early tender premium for the Notes of $30.00 per $1,000.00 principal amount of Notes tendered (the “Early Tender Premium”). Gray expects that the Early Settlement Date will be today, the first business day after the Early Tender Date (the “Early Settlement Date”). In addition, Holders whose Notes were accepted for purchase at or prior to the Early Tender Date will also receive accrued and unpaid interest up to, but not including, the Early Settlement Date. All conditions of the Tender Offer were satisfied or waived by Gray at the Early Tender Date. Gray has elected to exercise its right to make payment for the Notes that were validly tendered at or prior to the Early Tender Date and that are accepted for purchase on the Early Settlement Date.

The following table sets forth the principal amount of the Notes outstanding, the principal amount of Notes tendered at the Early Tender Date and the aggregate amount of Notes accepted for purchase by Gray:

Title of Security	CUSIP Numbers	Principal Amount Outstanding	Principal Amount Tendered at Early Tender Date	Aggregate Principal Amount Accepted for Purchase
5.875% Senior Notes due 2026	389375 AJ5 U42511 AE2	$700,000,000	$690,032,000	$690,032,000

The Tender Offer is scheduled to expire at 11:59 p.m., New York City time, on June 17, 2024 (the “Expiration Date”), unless extended or earlier terminated by Gray. Holders of the Notes who validly tender their Notes after the Early Tender Date but at or prior to the Expiration Date will be eligible to receive the Total Consideration, less the Early Tender Premium. Holders whose Notes are accepted for purchase after the Early Tender Date but at or prior to the Expiration Date will also receive accrued and unpaid interest up to, but not including, the Final Settlement Date, which Gray expects will be June 18, 2024, the first business day after the Expiration Date.

The obligation of Gray to accept for purchase, and to pay for, any Notes validly tendered pursuant to the Tender Offer is conditioned upon Gray raising funds for the purpose of financing the Tender Offer that is sufficient to pay the aggregate Tender Offer Consideration, including payment of accrued and unpaid interest with respect to all Notes and related costs and expenses (regardless of the amount of Notes tendered pursuant to the Tender Offer) on terms and conditions acceptable to Gray, in its sole discretion. The Tender Offer may be amended, extended, terminated or withdrawn by Gray in its sole discretion.

Gray has retained Truist Securities, Inc., BofA Securities, Inc. and Wells Fargo Securities, LLC to serve as Dealer Managers for the Tender Offer. D.F. King & Co. has been retained to serve as the Information Agent and Tender Agent for the Tender Offer. Questions regarding the Tender Offer may be directed to Truist Securities, Inc. at 3333 Peachtree Road, Atlanta, Georgia 30326, telephone (404) 926-5262 (collect) Attn: Jim Gibbs. Requests for the Offer to Purchase may be directed to D.F. King & Co. at (888) 887-0082 (toll-free) or (212) 269-5550 (collect for banks and brokers), and at GTN@dfking.com.

Gray is making the Tender Offer only by, and pursuant to, the terms of the Offer to Purchase. None of Gray, the Dealer Managers, the Information Agent or the Tender Agent makes any recommendation as to whether holders of the Notes should tender or refrain from tendering their Notes. Holders of the Notes must make their own decision as to whether to tender Notes and, if so, the principal amount of the Notes to tender. The Tender Offer is not being made to holders of the Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Tender Offer to be made by a licensed broker or dealer, the Tender Offer will be deemed to be made on behalf of Gray by the Dealer Managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

This press release is for informational purposes only and does not constitute an offer to purchase, or a solicitation of an offer to purchase, any securities or an offer to sell, or the solicitation of an offer to sell, any securities, nor does it constitute an offer or solicitation in any jurisdiction in which such offer or solicitation is unlawful.

Forward-Looking Statements:

This press release contains certain forward-looking statements that are based largely on Gray’s current expectations and reflect various estimates and assumptions by Gray. These statements are statements other than those of historical fact and may be identified by words such as “estimates,” “expect,” “anticipate,” “will,” “implied,” “intend,” “assume” and similar expressions. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such forward-looking statements. Such risks, trends and uncertainties, which in some instances are beyond Gray’s control, include Gray’s ability to consummate the Tender Offer, including the terms and timing thereof, and other future events. Gray is subject to additional risks and uncertainties described in Gray’s quarterly and annual reports filed with the Securities and Exchange Commission from time to time, including in the “Risk Factors,” and management’s discussion and analysis of financial condition and results of operations sections contained therein, which reports are made publicly available via its website, www.gray.tv. Any forward-looking statements in this communication should be evaluated in light of these important risk factors. This press release reflects management’s views as of the date hereof. Except to the extent required by applicable law, Gray undertakes no obligation to update or revise any information contained in this communication beyond the date hereof, whether as a result of new information, future events or otherwise.

About Gray:

Gray Television, Inc. is a multimedia company headquartered in Atlanta, Georgia. Gray is the nation’s largest owner of top-rated local television stations and digital assets. Its television stations serve 114 television markets that collectively reach approximately 36 percent of US television households. This portfolio includes 79 markets with the top-rated television station and 102 markets with the first and/or second highest rated television station. Gray also owns video program companies Raycom Sports, Tupelo Media Group, and PowerNation Studios, as well as the studio production facilities Assembly Atlanta and Third Rail Studios. Gray owns a majority interest in Swirl Films. For more information, please visit www.gray.tv.

Gray Contacts:

Jim Ryan, Executive Vice President and Chief Financial Officer, 404-504-9828

Jeff Gignac, Executive Vice President, Finance, 404-504-9828

Kevin P. Latek, Executive Vice President, Chief Legal and Development Officer, 404-266-8333

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